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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
System Software Associates, Inc.:

   We consent to incorporation by reference in the registration statements
(Nos. 33-14621, 333-36777 and 33-24516) on Form S-8 and registration statements (Nos. 333-46449, 33-62207, 333-06647, 333-09463, 333-21561, 333-29355,
333-31271, 333-35195, 333-35771 and 333-64551) on Form S-3 of System Software
Associates, Inc. of our report dated December 10, 1998, relating to the consolidated balance sheets of System Software Associates, Inc. and subsidiaries as of October 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1998, and the related schedule, which reports appear in the October 31, 1998 annual report on Form 10-K of System Software Associates, Inc.

                                          /s/ KPMG LLP

Chicago, Illinois
January 29, 1999